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                                                                    Exhibit 4(a)


                              H.B. Fuller Company



                                 Note Agreement



                            Dated as of June 2, 1998



                                      Re:
                        $125,000,000 6.60% Senior Notes
                                Due June 2, 2010

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

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)


SECTION                                      HEADING                        PAGE

SECTION 1.         DESCRIPTION OF NOTES AND COMMITMENT........................ 1

   Section 1.1.    Description of Notes....................................... 1
   Section 1.2.    Commitment, Closing Date................................... 1
   Section 1.3.    Other Agreements........................................... 2

SECTION 2.         PREPAYMENT OF NOTES........................................ 2

   Section 2.1.    Required Prepayments....................................... 2
   Section 2.2.    Optional Prepayment with Premium........................... 2
   Section 2.3.    Notice of Prepayments...................................... 3
   Section 2.4.    Allocation of Prepayments.................................. 3
   Section 2.5.    Direct Payment............................................. 3

SECTION 3.         REPRESENTATIONS............................................ 3

   Section 3.1.    Representations of the Company............................. 3
   Section 3.2.    Representations of the Purchasers.......................... 4

SECTION 4.         CLOSING CONDITIONS......................................... 5

   Section 4.1.    Closing Certificate........................................ 6
   Section 4.2.    Legal Opinions............................................. 6
   Section 4.3.    Related Transactions....................................... 6
   Section 4.4.    Private Placement Number................................... 6
   Section 4.5.    Consent of Holders of Other Indebtedness................... 6
   Section 4.6.    Satisfactory Proceedings................................... 6
   Section 4.7.    Waiver of Conditions....................................... 6

SECTION 5.         COMPANY COVENANTS.......................................... 7

   Section 5.1.    Corporate Existence, Etc................................... 7
   Section 5.2.    Insurance.................................................. 7
   Section 5.3.    Payment of Taxes........................................... 7
   Section 5.4.    Maintenance of Properties.................................. 8
   Section 5.5.    Compliance with Law........................................ 8
   Section 5.6.    Nature of Business......................................... 8
   Section 5.7     Consolidated Net Worth..................................... 8
   Section 5.8.    Consolidated Debt to Consolidated Total Capitalization..... 8
   Section 5.9.    Limitation on Liens........................................ 8
   Section 5.10.   Merger, Consolidation, Etc.................................10

                                      -i-
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   Section 5.11.    Guaranties................................................11
   Section 5.12.    Repurchase of Notes.......................................11
   Section 5.13.    Transactions with Affiliates..............................11
   Section 5.14.    Termination of Pension Plans..............................11
   Section 5.15.    Reports and Rights of Inspection..........................11

SECTION 6.          EVENTS OF DEFAULT AND REMEDIES THEREFOR...................16

   Section 6.1.     Events of Default.........................................16
   Section 6.2.     Notice to Holders.........................................17
   Section 6.3.     Acceleration of Maturities................................17
   Section 6.4.     Rescission of Acceleration................................18

SECTION 7.          AMENDMENTS, WAIVERS AND CONSENTS..........................18

   Section 7.1.     Consent Required..........................................18
   Section 7.2.     Solicitation of Holders...................................19
   Section 7.3.     Effect of Amendment or Waiver.............................19

SECTION 8.          INTERPRETATION OF AGREEMENT; DEFINITIONS..................19

   Section 8.1.     Definitions...............................................19
   Section 8.2.     Accounting Principles.....................................26
   Section 8.3.     Certain Changes in Accounting Principles..................26
   Section 8.4.     Directly or Indirectly....................................27

SECTION 9.          MISCELLANEOUS.............................................27

   Section 9.1.     Registered Notes..........................................27
   Section 9.2.     Exchange of Notes.........................................27
   Section 9.3.     Loss, Theft, Etc. of Notes................................28
   Section 9.4.     Expenses, Stamp Tax Indemnity.............................28
   Section 9.5.     Powers and Rights Not Waived; Remedies Cumulative.........28
   Section 9.6.     Notices...................................................29
   Section 9.7.     Successors and Assigns....................................29
   Section 9.8.     Survival of Covenants and Representations.................29
   Section 9.9.     Severability..............................................29
   Section 9.10.    Governing Law.............................................29
   Section 9.11.    Captions..................................................30

Signature.....................................................................31

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ATTACHMENTS TO NOTE AGREEMENT:


Schedule I   -  Names and Addresses of Purchasers
Schedule II  -  Liens Securing Funded Debt (including Capitalized Leases) as of
                February 28, 1998
Exhibit A    -  Form of 6.60% Senior Note
Exhibit B    -  Representations and Warranties of the Company
Exhibit C    -  Description of Special Counsel's Closing Opinion
Exhibit D    -  Description of Closing Opinion of Counsel to the Company

                               H.B. FULLER COMPANY
                           1200 WILLOW LAKE BOULEVARD
                         ST. PAUL, MINNESOTA 55110-5101

                                 NOTE AGREEMENT

                                       Re:
                         $125,000,000 6.60% Senior Notes
                                Due June 2, 2010
                                                                     Dated as of
                                                                    June 2, 1998

To the Purchaser listed on
 Schedule I hereto which is a
 Signatory to this Agreement

Ladies and Gentlemen:

       The undersigned, H.B. FULLER COMPANY, a Minnesota corporation (the "Company"), agrees with you as follows:

SECTION 1.  DESCRIPTION OF NOTES AND COMMITMENT.

       Section 1.1. Description of Notes. The Company will authorize the issue and sale of $125,000,000 aggregate principal amount of its 6.60% Senior Notes to be dated the date of issue, to bear interest from such date of issue at the rate of 6.60% per annum, to be expressed to mature on June 2, 2010 (the "Maturity Date"), and to be substantially in the form attached hereto as Exhibit A (the "Notes"). Interest on the Notes shall be payable semiannually on the second day of each June and December in each year (commencing December 2, 1998) and on the Maturity Date and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption prior to the Maturity Date except as set forth in SECTION 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in
Schedule I. You and the other purchasers named in Schedule I are hereinafter sometimes referred to as the "Purchasers".

       Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the aggregate principal amount set forth opposite your name in Schedule I hereto, at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

       Delivery of the Notes on the Closing Date will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal or other funds current and immediately available at the principal office of The First National Bank of Chicago, Account name: H.B. Fuller Company, account number: 5785510, ABA number: 071 0000 13 in the amount of the purchase price at 10:00 A.M., Chicago, Illinois time, on June 2, 1998 or such later date (not later than June 10, 1998) as shall mutually be agreed upon by the Company and the Purchasers (the "Closing Date"). The Notes delivered to each Purchaser on the Closing Date will be in the form of a single registered Note for the full amount of such Purchaser's purchase (unless different denominations are specified by such Purchaser), registered in such Purchaser's name or in the name of such nominee as such Purchaser may specify and in substantially the form attached hereto as Exhibit A, all as such Purchaser may specify at any time prior to the date fixed for delivery.

       Section 1.3. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes set opposite such Purchasers' names in
Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser.

SECTION 2.  PREPAYMENT OF NOTES.

       Section 2.1. Required Prepayments. The Company agrees that on June 2, in each year, commencing June 2, 2006 and ending June 2, 2009, both inclusive, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (i) $25,000,000 or (ii) the principal amount of the Notes then outstanding. The entire remaining principal amount of the Notes shall become due and payable on June 2, 2010. No premium shall be payable in connection with any required prepayment made pursuant to this SECTION 2.1.

       Section 2.2. Optional Prepayment with Premium. In addition to the payments required by SECTION 2.1, upon compliance with SECTION 2.3, the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $100,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined for the prepayment date with respect to such principal amount. For purposes of SECTION 2.1, any prepayment of less than all of the outstanding Notes pursuant to this SECTION 2.2 shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on June 2, 2010, and then to the remaining scheduled principal payments pursuant to SECTION 2.1 in inverse chronological order.

       Section 2.3. Notice of Prepayments. The Company will give notice of any prepayment of the Notes pursuant to SECTION 2.2 to each Holder thereof not less than 30 days nor more than 60 days before the date fixed for such prepayment specifying (i) such date, (ii) that a premium may be payable, (iii) the date when such premium will be calculated, (iv) the estimated premium, and (v) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Amount, if any, and accrued interest thereon shall become due and payable on the prepayment date specified in such notice. Two business days prior to the prepayment date specified in such notice, the Company shall provide each Holder written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

       Section 2.4. Allocation of Prepayments. All partial prepayments of Notes being prepaid shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

       Section 2.5. Direct Payment. Notwithstanding anything to the contrary in this Agreement or the Notes, in the case of any Note owned by a Holder that is a Purchaser or any other Institutional Holder who has given written notice to the Company requesting that the provisions of this SECTION 2.5 shall apply, the Company will promptly and punctually pay when due the principal thereof and premium, if any, and interest thereon, without any presentment thereof directly to the Holder at the address of such Holder set forth in Schedule I or at such other address as such Holder may from time to time designate in writing to the Company or, if a bank account is designated for such Holder on Schedule I hereto or in any written notice to the Company from such Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of such Holder in any bank in the United States as such Holder may from time to time direct in writing. The Holder to which this SECTION 2.5 applies agrees that in the event it shall sell or transfer any such Notes (i) it will, prior to the delivery of such Notes (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Notes, and (ii) it will promptly notify the Company in writing of the name and address of the transferee of any Notes so transferred. With respect to Notes to which this SECTION 2.5 applies, the Company shall be entitled to presume conclusively that any Institutional Holder as shall have requested the provisions hereof to apply to its Notes remains the Holder of such Notes until (y) the Company shall have received the notice of the transfer of such Notes referred to above, and of the name and address of the transferee, or (z) such Notes shall have been presented to the Company as evidence of the transfer. Any such notice of transfer by a Holder shall constitute conclusive evidence that the transfer of the Notes referred to in such notice is regular and proper and the Company shall be entitled to rely thereon.

SECTION 3.  REPRESENTATIONS.

       Section 3.1. Representations of the Company. The Company represents and warrants that all representations set forth in the form of certificate attached hereto as

Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

       Section 3.2.  Representations of the Purchasers.

       (a) Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions of the Securities Act and any applicable state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

       (b) Sources of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

              (i) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95- 60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile, all within the meaning of Section I(a) of PTE 95-60; or

              (ii) the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

              (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and
       (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (iii); or

              (iv) the Source is a governmental plan; or

              (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (v); or

              (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

       Notwithstanding the foregoing, if any Purchaser is an insurance company organized under the laws of a jurisdiction other than the United States or any political subdivision thereof, such Purchaser represents that either (i) at least one of the foregoing statements is an accurate representation as to each Source to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder or (ii) in any event, the execution and delivery of this Agreement by such Purchaser and the purchase of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

       If you or any subsequent transferee of the Notes indicates in writing no less than 10 days prior to the Closing Date, or in the case of any transfer, the date of such applicable transfer, that you or such transferee are relying on any representation contained in paragraph (ii), (iii) or (v) above, the Company shall deliver on the Closing Date and on the date of any applicable transfer a certificate, which shall either state that (A) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (ii) or (v) above, or (B) with respect to any plan, identified pursuant to paragraph (iii) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (iii) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this SECTION 3.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 4.  CLOSING CONDITIONS.

       Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are

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to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

       Section 4.1. Closing Certificate. You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company and addressed to the Purchasers, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (i) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date and (iii) no Default or Event of Default has occurred and is continuing.

       Section 4.2. Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Richard C. Baker, Vice President and General Counsel to the Company, their respective opinions dated the Closing Date and addressed to the Purchasers, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D, respectively, hereto.

       Section 4.3. Related Transactions. Prior to or concurrently with the issuance and sale of Notes to you, the Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other Agreements referred to in SECTION 1.3.

       Section 4.4. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

       Section 4.5. Consent of Holders of Other Indebtedness. Any notice, consent or approval required to be obtained from any holder or holders of any outstanding Indebtedness of the Company and any amendments of agreements pursuant to which any Indebtedness may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such notices, consents or amendments shall be reasonably satisfactory in form and substance to you and your special counsel.

       Section 4.6. Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

       Section 4.7. Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in this SECTION 4 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this SECTION 4 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your solediscretion determine. Nothing in this SECTION 4.7 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company except those which are expressly waived by you pursuant to the terms of this SECTION 4.7.

SECTION 5.  COMPANY COVENANTS.

       From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

       Section 5.1. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
SECTION 5.10, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

       Section 5.2. Insurance. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; provided, however, that this SECTION 5.2 shall not require the Company or any Subsidiary to maintain such insurance if, in the good faith judgment of the Company, the failure to maintain such insurance and any potential uninsured loss in connection therewith would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

       Section 5.3. Payment of Taxes. The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided, that neither the Company nor any Subsidiary need pay any such tax or assessment if
(i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

       Section 5.4. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this
SECTION 5.4 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

       Section 5.5. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

       Section 5.6. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business of the Company and its Subsidiaries, taken as a whole, which would then be engaged in by the Company and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

       Section 5.7. Consolidated Net Worth. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than $200,000,000.

       Section 5.8. Consolidated Debt to Consolidated Total Capitalization. The Company will not at any time permit the aggregate amount of Consolidated Debt to exceed 70% of Consolidated Total Capitalization.

       Section 5.9. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

              (a) (i) liens for property taxes and assessments or governmental charges or levies, provided that payment thereof is not at the time required by SECTION 5.3 and (ii) liens securing claims or demands of mechanics and materialmen;

              (b) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

              (c) liens, charges, encumbrances and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured, if material, is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

              (d) survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

              (e) mortgages, liens or security interests securing Indebtedness of a Subsidiary to the Company or to another Subsidiary;

              (f) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) existing as of February 28, 1998, securing Current Debt or Funded Debt of the Company or any Subsidiary outstanding on such date and reflected in Schedule II hereto;

              (g) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Subsidiary, including liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing liens were given to secure the payment of the purchase price of the fixed assets to which they attach, provided that (i) the lien or charge shall attach solely to the property acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by liens on such fixed assets whether or not assumed by the

       Company or a Subsidiary shall not exceed an amount equal to 75% (or 100% in the case of Capitalized Leases) of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company) and (iii) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default would exist under SECTION 5.8;

              (h) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) created or extended in connection with renewing, extending or refinancing Indebtedness secured by liens permitted by the preceding paragraphs (F) and (G), provided (i) the principal amount of the Indebtedness so secured shall not be increased over the principal amount thereof outstanding immediately prior to such extension or renewal, (ii) such lien or charge shall not attach to any property other than property encumbered immediately prior to such renewal, extension or refinancing and (iii) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default would exist under
       SECTION 5.8; and

              (i) mortgages, conditional sales contracts, security interests, liens, encumbrances or other arrangements for the retention of title in addition to those described in clauses (A) through (H) above incurred after February 28, 1998 and given to secure Indebtedness for borrowed money of the Company or any Subsidiary; provided that (x) all Indebtedness for borrowed money secured by liens permitted by this
       SECTION 5.9(I) at any one time outstanding shall not exceed an amount equal to 25% of Consolidated Net Tangible Assets and (y) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default would exist under SECTION 5.8.

       Section 5.10. Merger, Consolidation, Etc. The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

              (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each Holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

              (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this SECTION 5.10 from its liability under this Agreement or the Notes.

       Section 5.11. Guaranties. The Company will not and will not permit any Subsidiary to become or be liable in respect of any Guaranty except Guaranties which are limited in amount to a stated maximum dollar exposure and included in Consolidated Debt.

       Section 5.12. Repurchase of Notes. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless the offer has been made to repurchase Notes, pro rata, from all Holders of the Notes at the same time and upon the same terms. In case the Company or any Subsidiary or Affiliate repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Subsidiary or any Affiliate (or upon the agreement of the Company, any Subsidiary or any Affiliate to purchase or otherwise acquire any Notes), such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the Holders of any actions with respect hereto, including, without limitation, SECTION 6.3,
SECTION 6.4 and SECTION 7.1.

       Section 5.13. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to, any Material transaction, Material group of related transactions or Material arrangement with any Affiliate (including without limitation, the purchase from, lease, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

       Section 5.14. Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) which could reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary will permit any employee benefit plan maintained by it to be terminated if such termination could reasonably be expected to result in the imposition of a Material lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

       Section 5.15. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to Holders pursuant to this SECTION 5.15 and concurred in by the independent public accountants referred to in SECTION 5.15(B) hereof), and will furnish to each Institutional Holder (in duplicate if so specified below or otherwise requested):

              (a) Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year of the Company, duplicate copies of:

                     (1) consolidated balance sheets of the Company and its
              Subsidiaries as of the close of such quarter setting forth in comparative form the consolidated figures for the fiscal year most recently ended,

                     (2) consolidated statements of earnings and shareholders'
              equity of the Company and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case, setting forth in comparative form the figures for the corresponding periods of the preceding fiscal year, and

                     (3) consolidated statements of cash flows of the Company
              and its Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 5.15(A);

              (b) Annual Statements. As soon as available and in any event within 105 days after the close of each fiscal year of the Company, duplicate copies of:

                     (1) consolidated balance sheets of the Company and its
              Subsidiaries as of the close of such fiscal year, and

                     (2) consolidated statements of earnings and shareholders'
              equity and cash flows of the Company and its Subsidiaries for such fiscal year,

       setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 5.15(B);

              (c) SEC and Other Reports. Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, (ii) each Form 10-K, 10-Q and 8-K (and, in each case, any successor form thereto) filed by the Company or any Subsidiary with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act, and (iii) each other regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such Holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission which in any such case is Material;

              (d) ERISA Matters. Promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                     (i) with respect to any Plan, any reportable event, as
              defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                     (ii) the taking by the PBGC of steps to institute, or the
              threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                     (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or lien, taken together with any other such liabilities or liens then existing, would reasonably be expected to have a Material Adverse Effect;

              (e) Officers' Certificates. Within the periods provided in paragraphs (A) and (B) above, a certificate of a Senior Financial Officer stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of
       SECTION 5.7 through SECTION 5.9, inclusive, at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto; and

              (f) Requested Information. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

       For the purposes of this paragraph, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under this
SECTION 5.15 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph, (iii) any other Holder (other than a Holder which the Company shall have notified the Holders is a Competitor), (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each Holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Holder of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this paragraph.

       Without limiting the foregoing, the Company shall permit you and the representatives of each Institutional Holder:

              (i) if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

              (ii) if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested;

provided, however, that (x) such right of visitation or inspection shall not extend to any Purchaser or other Institutional Holder which is a Competitor and
(y) the Company shall not be required to provide you or any other Institutional Holder information about the Company and its Subsidiaries pursuant to this paragraph except to the extent relevant to determine the Company's creditworthiness or its ability to meet, or to cause a Subsidiary to meet, its obligations under this Agreement.

SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.

       Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

              (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than 10 days; or

              (b) Default shall occur in the making of any payment of the principal of any Note or the premium thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

              (c) Default shall be made in the payment of the principal of or interest on any Indebtedness of the Company or any Significant Subsidiary for borrowed money aggregating in excess of $20,000,000, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

              (d) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Indebtedness of the Company or any Significant Subsidiary for borrowed money aggregating in excess of $20,000,000 principal amount outstanding and as a consequence of such default or event such Indebtedness has become or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

              (e) Default shall occur in the observance or performance of any covenant or agreement contained in SECTION 5.7 through SECTION 5.10 hereof and such default shall continue for more than 30 days; or

              (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which a Responsible Officer first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by any Holder; or

              (g) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

              (h) Final judgment or judgments for the payment of money aggregating in excess of $2,500,000 is or are outstanding against the Company or any Significant Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; or

              (i) The Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
       (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

              (j) A court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days.

       Section 6.2. Notice to Holders. When any Default or Event of Default described in the foregoing SECTION 6.1 has occurred, or if any Holder or the holder of any other evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within 10 business days of such event to all Holders.

       Section 6.3. Acceleration of Maturities. If an Event of Default with respect to the Company described in SECTION 6.1(I) or (J) (other than an Event of Default described in clause (i) of SECTION 6.1(I) or described in clause (vi) of SECTION 6.1(I) by virtue of the fact that such clause encompasses clause (i) of SECTION 6.1(I)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable, without presentment, demand or notice of any kind.

       If any Event of Default described in SECTION 6.1(A) or (B) has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be, and all such Notes shall thereupon become, immediately due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

       If any Event of Default (other than an Event of Default described in the first paragraph of this SECTION 6.3) has occurred and is continuing, any Holder or Holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare the entire principal and all interest accrued on all the Notes then outstanding to be, and all Notes shall thereupon become, immediately due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

       Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the Holders the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount. No course of dealing on the part of any Holder or Holders nor any delay or failure on the part of any Holder or Holders to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the Holder or Holders all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holder's or Holders' attorneys for all services rendered in connection therewith.

       Section 6.4. Rescission of Acceleration. The provisions of SECTION 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable pursuant to either the second or third paragraph of SECTION 6.3, the Holders holding 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

              (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

              (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under SECTION 6.3) shall have been duly paid; and

              (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to SECTION 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.  AMENDMENTS, WAIVERS AND CONSENTS.

       Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Holders holding at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that in the case of any waiver, modification, alteration or amendment which will (i) change the time of payment of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) change any of the provisions with respect to optional prepayment, or (iii) change the percentage of Holders required to consent to any such amendment, alteration or modification or any of the provisions of this SECTION 7 or SECTION 6, the Company shall have obtained the consent in writing of the Holders holding 100% in aggregate principal amount of the Notes.

       Section 7.2. Solicitation of Holders. The Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 7.2 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

       Section 7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.  INTERPRETATION OF AGREEMENT; DEFINITIONS.

       Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

       "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

       "Agreement" shall mean this Note Agreement.

       "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee in accordance with GAAP.

       "Capitalized Rentals" of any Person shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

       "Closing Date" shall have the meaning set forth in SECTION 1.2.

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

       "Company" shall mean H.B. Fuller Company, a Minnesota corporation, and any Person who suceeds to all, or substantially all, of the assets and business of H.B. Fuller Company.

       "Competitor" shall mean any Person which, at the time of any proposed visitation or inspection described in the final paragraph of SECTION 5.15 is at such time or was at any time within five years immediately preceding the date of such visitation or inspection, is or which controls, is controlled by or is under common control with, a Person competing against the Company or any Subsidiary as a developer, manufacturer or distributor of specialty chemicals and related products, provided that an Institutional Holder shall not be deemed to be competing against the Company or any Subsidiary as a manufacturer or distributor of specialty chemicals and related products solely by reason of a passive investment (including, but not limited to, the ownership of nonvoting equity securities) or the exercise of rights or influence in connection with the workout of any troubled passive investment in Persons engaged in such business. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person or influence such management or policies to a significant degree, whether through the ownership of Voting Stock or by contract or otherwise and without regard to whether such power is exercised.

       "Consolidated" when used as a prefix to any Current Debt or Funded Debt shall mean the aggregate amount of all such Current Debt or Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

       "Consolidated Debt" shall mean, as of the date of any determination thereof, the sum of all Consolidated Funded Debt and all Consolidated Current Debt.

       "Consolidated Net Tangible Assets" shall mean, as of the date of any determination thereof, the total amount of all Tangible Assets of the Company and its Subsidiaries after deducting all items which in accordance with GAAP would be included on the liability and equity side of a consolidated balance sheet, except deferred income taxes, deferred investment tax credits, capital stock of any class, surplus, retained earnings and Consolidated Funded Debt.

       "Consolidated Net Worth" shall mean, as of the date of any determination thereof, the amount of capital stock accounts plus (or minus in the case of a deficit) the sum of capital, surplus, retained earnings, unearned compensation, currency translation adjustment and other items which in accordance with GAAP would be included in the shareholders' equity portion of a consolidated balance sheet, all of the Company and its Subsidiaries computed on a consolidated basis.

       "Consolidated Total Capitalization" shall mean, as of the date of any determination thereof, the sum of Consolidated Debt plus Consolidated Net Worth.

       "Current Debt" of any Person shall mean, as of the date of any determination thereof, (i) all Indebtedness of such Person for money borrowed other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

       "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in SECTION 6.1.

       "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

       "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

       "Event of Default" shall have the meaning set forth in SECTION 6.1.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Funded Debt" of any Person shall mean (i) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties by such Person of Funded Debt of others.

       "GAAP" shall mean generally accepted accounting principles at the time in the United States.

       "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

       "Holder" shall mean, with respect to any Note, the Person in whose name, at the time of reference, such Note is registered in the register maintained by the Company pursuant to SECTION 9.1.

       "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals and (v) Guaranties of obligations of others of the character referred to in this definition.

       "Institutional Holder" shall mean any Holder which is a Purchaser or an insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution and, for purposes of the direct payment provisions of this Agreement, shall include any nominee of any such Holder.

       "Institutional Investor" means any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

       "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

              "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION 2.2 or has become or is declared to be immediately due and payable pursuant to SECTION 6.3, as the context requires.

              "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

              "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Screen PX" on the Bloomberg Financial Markets Service Screen (or such other display as may replace "Screen PX" on the Bloomberg Financial Markets Service Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
       (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

              "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

              "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 2.2 or SECTION 6.3.

              "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to SECTION 2.2 or has become or is declared to be immediately due and payable pursuant to SECTION 6.3, as the context requires.

       "Material" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

       "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

       "Maturity Date" shall have the meaning set forth in SECTION 1.1.

       "Multiemployer Plan" shall have the same meaning as in ERISA.

       "Overdue Rate" shall mean with respect to the Notes, the lesser of (i) the maximum interest rate permitted by law and (ii) 8.60% per annum.

       "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

       "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

       "Plan" means a "pension plan," as such term is defined in, or governed by, ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

       "Purchaser" shall have the meaning set forth in SECTION 1.1.

       "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

       "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

       "Securities Act" means the Securities Act of 1933, as amended from time to time.

       "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

       "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or assistant treasurer of the Company.

       "Significant Subsidiary" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the Closing Date) of the Company.

       The term "subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

       "Tangible Assets" shall mean as of the date of any determination thereof, the total amount of all assets of the Company and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting such assets as are properly classified as "intangible assets" in accordance with GAAP.

       "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

       Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

       Section 8.3. Certain Changes in Accounting Principles. Notwithstanding the provisions of SECTION 8.2, it is understood and agreed that in the event a change after the date of this Agreement in GAAP affects the classification of items on the balance sheet or statements of earnings of the Company or a Subsidiary or the principles of consolidation of such balance sheets or statements for the purpose of any computation or definition (the "Affected Computation") under this Agreement which is governed by GAAP from time to time in effect in such manner and to such an extent that, in the good faith judgment of the chief financial officer of the Company compliance by the Company with any covenant or covenants contained in this Agreement is unreasonable or inequitable as a result of the application of the change in GAAP to the Affected Computation, then and in any such event:

              (a) the Company shall give written notice of such determination to the Holders not later than 60 days after the date on which the change in GAAP becomes effective (the "Effective Date"), which notice shall be accompanied by a certificate of the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company:

                     (i) describing the change in GAAP in question and the
              particular covenant or covenants which will be affected by such change;

                     (ii) setting forth in reasonable detail (including detailed calculations) the manner and extent to which the covenant or covenants listed in the certificate are affected by the change in GAAP;

                     (iii) setting forth in reasonable detail (including
              detailed calculations) the information required in order to establish that the Company would be in compliance with the requirements of the covenant or covenants listed in the certificate if the change in GAAP were not effective and if GAAP in force and effect as of the date of this Agreement governed the Affected Computation; and

                     (iv) confirming the determination by the chief financial
              officer of the Company that compliance with the covenant or covenants is unreasonable or inequitable as a result of the application of the change in GAAP to the Affected Computation;

              (b) you will enter into good faith negotiations with the Company for an equitable amendment of such covenant or covenants pursuant to
       SECTION 7 so as to place the parties, insofar as possible, in the same relative position as if the change in accounting principles had not occurred; and

              (c) for the period from the Effective Date to the first to occur of (i) the effective date of an amendment to this Agreement pursuant to
       SECTION 7 that addresses the change in GAAP, or (ii) 90 days after the notice referred to in

       SECTION 8.3(A), the Company shall be deemed to be in compliance with the covenant or covenants listed in the certificate if and so long as the Company would be in compliance with such covenant if GAAP in force and effect immediately prior to the Effective Date governed the Affected Computation.

       Section 8.4. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.  MISCELLANEOUS.

       Section 9.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

       At any time and from time to time any Holder which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or its attorney duly authorized in writing.

       The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such Holder.

       Section 9.2. Exchange of Notes. At any time, and from time to time, upon not less than ten days' notice to that effect given by the Holder of any Note initially delivered or of any Note substituted therefor pursuant to SECTION 9.1, this SECTION 9.2 or SECTION 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of $100,000 or any amount in excess thereof as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or order, as may be designated by such Holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

       Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If an Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner, substantially in the form used by Institutional Holders generally, to indemnify the Company. The Company may require the Holder to pay any stamp tax or governmental charge imposed in connection with the issuance of any new Note.

       Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your reasonable out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses of the Holders relating to any amendment, waivers or consents pursuant to the provisions hereof including, without limitation, any amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the original execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person (including without limitation Chase Securities, Inc. or J.P. Morgan Securities Inc.) in connection with the transactions contemplated by this Agreement. You represent that you have not engaged any broker in connection with the transactions contemplated by this Agreement.

       Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the Holder are cumulative to and are not exclusive of any rights or remedies any such Holder would otherwise have, and no waiver or consent, given or extended pursuant to SECTION 7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

       Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to a Holder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address appearing on Schedule I hereto or such other address as any Holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the

Company at 1200 County Road "E" West, Arden Hills, Minnesota 55112-3792
Attention: Director of Treasury (facsimile: (612) 236-4659) or to such other address as the Company may in writing designate to the Holders; provided, however, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this SECTION 9.6, and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with this SECTION 9.6 and promptly followed by the delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

       Section 9.7. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and you and the Company's and your successors and assigns, respectively, including each successive Holder.

       Section 9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date or any Funding Date, shall survive the closing and the delivery of this Agreement and the Notes.

       Section 9.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid or unenforceable.

       Section 9.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Minnesota law.

       Section 9.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

       The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                             H.B. FULLER COMPANY

                                             By /s/ Jorge Walter Bolanos
                                                Its Senior Vice President, Chief
                                                Financial Officer and Treasurer

Accepted as of June 2, 1998:
                                     ALLSTATE LIFE INSURANCE
                                         COMPANY


                                     By /s/ Patricia W. Wilson

                                     By /s/ Ronald A. Mendel
                                        Authorized Signatories



Accepted as of June 2, 1998:
                                     ALLSTATE LIFE INSURANCE
                                         COMPANY OF NEW YORK



                                     By /s/ Patricia W. Wilson

                                     By /s/ Ronald A. Mendel
                                        Authorized Signatories

Accepted as of June 2, 1998:
                                     JEFFERSON-PILOT LIFE
                                         INSURANCE COMPANY



                                     By /s/ E. J. Yelton
                                        Its Executive Vice President



Accepted as of June 2, 1998:
                                     ALEXANDER HAMILTON LIFE
                                         INSURANCE COMPANY OF
                                         AMERICA



                                     By /s/ E. J. Yelton
                                        Its Executive Vice President

Accepted as of June 2, 1998:
                                     THE CATHOLIC AID ASSOCIATION

                                     By Advantus Capital Management,
                                         Inc.



                                     By /s/ Loren A. Haugland
                                        Its Vice President



Accepted as of June 2, 1998:
                                     COLORADO BANKERS LIFE
                                         INSURANCE COMPANY

                                     By Advantus Capital Management,
                                         Inc.



                                     By /s/ Loren A. Haugland
                                        Its Vice President



Accepted as of June 2, 1998:
                                     GREAT WESTERN INSURANCE
                                         COMPANY

                                     By Advantus Capital Management,
                                         Inc.



                                     By /s/ Loren A. Haugland
                                        Its Vice President



Accepted as of June 2, 1998:
                                     GUARANTEE RESERVE LIFE
                                         INSURANCE COMPANY

                                     By Advantus Capital Management,
                                         Inc.



                                     By /s/ Loren A. Haugland
                                        Its Vice President

Accepted as of June 2, 1998:
                                     THE MINNESOTA MUTUAL LIFE
                                         INSURANCE COMPANY

                                     By Advantus Capital Management,
                                         Inc.



                                     By /s/ Loren A. Haugland
                                        Its Vice President



Accepted as of June 2, 1998:
                                     NATIONAL FARM LIFE INSURANCE
                                         COMPANY

                                     By Advantus Capital Management,
                                         Inc.



                                     By /s/ Loren A. Haugland
                                        Its Vice President



Accepted as of June 2, 1998:
                                     NATIONAL TRAVELERS LIFE
                                         COMPANY

                                     By Advantus Capital Management,
                                         Inc.



                                     By /s/ Loren A. Haugland
                                        Its Vice President

Accepted as of June 2, 1998:
                                     PIONEER MUTUAL LIFE
                                         INSURANCE COMPANY

                                     By Advantus Capital Management,
                                         Inc.



                                     By /s/ Loren A. Haugland
                                        Its Vice President

Accepted as of June 2, 1998:
                                     PROTECTED HOME MUTUAL LIFE
                                         INSURANCE COMPANY

                                     By Advantus Capital Management,
                                         Inc.



                                     By /s/ Loren A. Haugland
                                        Its Vice President



Accepted as of June 2, 1998:
                                     UNITY MUTUAL LIFE INSURANCE
                                         COMPANY

                                     By Advantus Capital Management,
                                         Inc.



                                     By /s/ Loren A. Haugland
                                        Its Vice President


Accepted as of June 2, 1998:         JACKSON NATIONAL LIFE
                                         INSURANCE COMPANY

                                     By: PPM America, Inc., as
                                        Attorney-in-Fact on behalf of
                                        Jackson National Life Insurance
                                        Company

                                     By /s/ David Brett
                                        Its Vice President

Accepted as of June 2, 1998:
                                     THE LINCOLN NATIONAL LIFE
                                         INSURANCE COMPANY

                                     By Lincoln Investment Management,
                                         Inc., Its Attorney-In-Fact



                                     By /s/ David C. Patch
                                        Its Vice President



Accepted as of June 2, 1998:
                                     LINCOLN NATIONAL HEALTH &
                                         CASUALTY INSURANCE
                                         COMPANY

                                     By Lincoln Investment Management,
                                        Inc., Its Attorney-In-Fact



                                     By /s/ David C. Patch
                                        Its Vice President



Accepted as of June 2, 1998:
                                     LINCOLN LIFE & ANNUITY
                                         COMPANY OF NEW YORK

                                     By Lincoln Investment Management,
                                        Inc., Its Attorney-In-Fact



                                     By /s/ David C. Patch
                                        Its Vice President

Accepted as of June 2, 1998:
                                     LINCOLN NATIONAL
                                         REINSURANCE COMPANY
                                         (BARBADOS) LIMITED

                                     By Lincoln Investment Management,
                                        Inc., Its Attorney-In-Fact



                                     By /s/ David C. Patch
                                        Its Vice President



Accepted as of June 2, 1998:
                                     ALLIED LIFE INSURANCE
                                         COMPANY

                                     By Lincoln Investment Management,
                                        Inc., Its Attorney-In-Fact



                                     By /s/ David C. Patch
                                        Its Vice President



Accepted as of June 2, 1998:
                                     FIRST PENN-PACIFIC LIFE
                                         INSURANCE COMPANY

                                     By Lincoln Investment Management,
                                        Inc., Its Attorney-In-Fact



                                     By /s/ David C. Patch
                                        Its Vice President

Accepted as of June 2, 1998:
                                     SONS OF NORWAY

                                     By Lincoln Investment Management,
                                        Inc., Its Attorney-In-Fact



                                     By /s/ David C. Patch
                                        Its Vice President


Accepted as of June 2, 1998:
                                     KNIGHTS OF COLUMBUS



                                     By /s/ Robert J. Lane
                                        Its Assistant Supreme Secretary

Accepted as of June 2, 1998:
                                     AMERICAN FAMILY LIFE
                                         INSURANCE COMPANY



                                     By /s/ Phillip Hannifan
                                        Its Investment Director


Accepted as of June 2, 1998:
                                     LUTHERAN BROTHERHOOD, a
                                        Minnesota corporation



                                     By /s/ Mark O. Swenson
                                        Title: Assistant Vice President

                                                    PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                      NOTES TO BE PURCHASED

ALLSTATE LIFE INSURANCE COMPANY                         $10,000,000
3075 Sanders Road, STE G3A
Northbrook, Illinois  60062-7127
Attention:  Private Placements Department
Telephone Number:  (847) 402-4394
Telecopier Number:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

     BBK =  Harris Trust and Savings Bank
            ABA #071000288
     BNF =  Allstate Life Insurance Company
            Collection Account #168-117-0
     ORG =  H.B. Fuller Company
     OBI =  DPP - [Insert Private Placement Number] --
            Payment Due Date (MM/DD/YY) --
            P ______ (enter "P" and the amount of principal being remitted, for example, P5000000.00) --
            I ______ (enter "I" and the amount of interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

     Allstate Insurance Company
     Investment Operations--Private Placements
     3075 Sanders Road, STE G4A
     Northbrook, Illinois  60062-7127
     Telephone:  (847) 402-2769
     Telecopy:  (847) 402-5040

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-2554642



                                   SCHEDULE I
                               (to Note Agreement)

                                                 PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                   NOTES TO BE PURCHASED

ALLSTATE LIFE INSURANCE COMPANY                      $10,000,000
 OF NEW YORK
3075 Sanders Road, STE G3A
Northbrook, Illinois  60062-7127
Attention:  Private Placements Department
Telephone Number:  (847) 402-4394
Telecopier Number:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

     BBK =  Harris Trust and Savings Bank
            ABA #071000288
     BNF =  Allstate Life Insurance Company of New
            York Collection Account #168-120-4
     ORG =  H.B. Fuller Company
     OBI =  DPP - [Enter Private Placement Number] --
            Payment Due Date (MM/DD/YY) --
            P ______ (enter "P" and the amount of
               principal being remitted, for
               example, P5000000.00) --
            I ______ (enter "I" and the amount of
               interest being remitted, for example,
               I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

     Allstate Insurance Company
     Investment Operations--Private Placements
     3075 Sanders Road, STE G4A
     Northbrook, Illinois  60062-7127
     Telephone:  (847) 402-2769
     Telecopy:  (847) 326-5040
All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  36-2608394

                                                  PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                    NOTES TO BE PURCHASED

JEFFERSON-PILOT LIFE INSURANCE                        $7,500,000
 COMPANY
P. O. Box 21008
Greensboro, North Carolina  27420
Attention:  Securities Administration - 3630
Telefacsimile:  (336) 691-3025

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Jefferson-Pilot Life Insurance Company
     c/o The Bank of New York
     ABA #021 000 018  BNF:  IOC566
     Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

     Jefferson-Pilot Life Insurance Company
     c/o The Bank of New York
     P. O. Box 19266
     Newark, NJ  07195
     Attention:  P&I Department

with duplicate notice to Jefferson-Pilot Life Insurance Company at the address first provided above.

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  56-0359860

                                                  PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                    NOTES TO BE PURCHASED

ALEXANDER HAMILTON LIFE INSURANCE                      $7,500,000
 COMPANY OF AMERICA
P. O. Box 21008
Greensboro, North Carolina  27420
Attention:  Securities Administration - 3630
Telefacsimile:  (336) 691-3025

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Alexander Hamilton Life Insurance Company of America
     c/o The Bank of New York
     ABA #021 000 018  BNF:  IOC566
     Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment, to be addressed to:

     Alexander Hamilton Life Insurance Company of America
     c/o The Bank of New York
     P. O. Box 19266
     Newark, NJ  07195
     Attention:  P&I Department

with duplicate notice to Alexander Hamilton Life Insurance Company of America at the address first provided above.

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  56-1311063

                                                PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                  NOTES TO BE PURCHASED

THE CATHOLIC AID ASSOCIATION                         $1,000,000
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     U.S. Bank, N.A.
     Minneapolis, Minnesota
     ABA #091-000-022
     for credit to:  U.S. Bank Trust, N.A.
     Account Number 180121167365, TSU: 050
     For further credit to:  The Catholic Aid Association
     Account Number 12614950
     Attention:  Doug O'Ryan (612) 244-5958

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Var & Co.

Taxpayer I.D. Number:  41-0182070

                                                PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                  NOTES TO BE PURCHASED

COLORADO BANKERS LIFE INSURANCE COMPANY               $500,000
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Bankers Trust Company (ABA #021-001-033)
     New York, New York
     for credit to Account Number 99-911145
     for further credit to: Colorado Bankers Life Insurance Company Account Number 098125

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Salkeld & Co.

Taxpayer I.D. Number:  84-0674027

                                               PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                 NOTES TO BE PURCHASED

GREAT WESTERN INSURANCE COMPANY                      $500,000
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Zions First National Bank
     Salt Lake City, Utah
     ABA #124-0000-54
     For credit  to: Great Western Insurance Company
     Account Number 80-00005-2

Any checks (in lieu of wire transfer) should be sent to the following:

     Zions First National - Bank Trust Department
     P. O. Box 30880
     Salt Lake City, Utah  84130
     Ref:  Great Western Insurance Company

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: Zions First National Bank for Great Western Insurance Company

Taxpayer I.D. Number: 87-0395954

                                               PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                 NOTES TO BE PURCHASED

GUARANTEE RESERVE LIFE INSURANCE                     $500,000
 COMPANY
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Mercantile National Bank of Indiana
     Hammond, Indiana
     ABA #071-912-813
     For credit to: Guarantee Reserve Life Insurance Company
     Attention:  Trust Department, Geneva DeVine
     Account Number:  287000

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Gant & Co.

Taxpayer I.D. Number: 35-0815760

                                                PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                  NOTES TO BE PURCHASED

THE MINNESOTA MUTUAL LIFE INSURANCE                 $10,000,000
 COMPANY
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Advantus Capital Management, Inc.
Facsimile:  (612) 223-5959

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     U.S. Bank Trust N.A.
     Minneapolis, Minnesota
     ABA #091000022

     BNF The Minnesota Mutual Life Insurance Company
     Account Number 1801-10-00600-4

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0417830

                                              PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                NOTES TO BE PURCHASED

NATIONAL FARM LIFE INSURANCE COMPANY               $500,000
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Texas Commerce Bank N.A.
     Fort Worth, TX  76102
     ABA #113-000-609
     For credit to: National Farm Life Insurance Company
     Account Number:  07303034907

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number: 75-0708826

                                                PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                  NOTES TO BE PURCHASED

NATIONAL TRAVELERS LIFE COMPANY                     $1,000,000
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     U.S. Bank, N.A.
     Minneapolis, Minnesota
     ABA #091-000-022

     for credit to:  U.S. Bank Trust, N.A.
     Account Number 180121167365, TSU: 47300050

     for further credit to:  National Travelers Life Company
     Account Number 12609110
     Attention:  Doug O'Ryan (612) 244-5958

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Var & Co.

Taxpayer I.D. Number:  42-0432940

                                                   PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                     NOTES TO BE PURCHASED

PIONEER MUTUAL LIFE INSURANCE COMPANY                  $1,000,000
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     The Bank of New York
     ABA #021-000-018

     for credit to: Pioneer Mutual Life Insurance Company/NCT & Co. Fargo Account Number 270576

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Polly & Co.

Taxpayer I.D. Number:  45-0220640

                                                PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                  NOTES TO BE PURCHASED

PROTECTED HOME MUTUAL LIFE INSURANCE                 $500,000
 COMPANY
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Norwest Bank Minnesota, N.A.
     ABA No. 091-000-019
     BNF=Norwest Trust Clearing Mpls
     BNFA=0840245
     OBI=FFC to: Norwest Client Acct No. 13371700
     Norwest Client Account Name:  Protected Home Mutual Life Insurance Company

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: Norwest Bank MN as Custodian for Protected Home Mutual Life Insurance Co.

Taxpayer I.D. Number:  25-0740310

                                                PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                  NOTES TO BE PURCHASED

UNITY MUTUAL LIFE INSURANCE COMPANY                 $1,000,000
c/o Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Chase NYC
     ABA #021-000-021

     For credit to:  Chase Rochester, DDA# 0000400044
     Attention:  Ms. Roni Norkus (716) 258-7784

     For further credit to: Unity Mutual Life Insurance Company - MMLIC - 611002310

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  TRULIN & CO

Tax I.D. Number:  15-0475585

                                                     PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                       NOTES TO BE PURCHASED

JACKSON NATIONAL LIFE INSURANCE                          $30,000,000
 COMPANY
5901 Executive Drive
Lansing, Michigan  48909

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     NORTHERN TRUST CHGO
     ABA #0710-0015-2
     Credit Account Number 5186041000
     For Further Credit to:  2691241/Jackson National Life Insurance Company

     Ref: (Name of Company) PVTPL, date of payment, principal and interest breakdown.
     Attn:  Oscell Owens/Marilyn Calpe

Notices

All notices and communications with respect to payment/rate notices, to be faxed to (Operations Contact):

Oscell Owens             Portfolio Admin, - Susan Perrino  Danette Ponce
Northern Trust           PPM America Inc.                  Jackson National Life
801 S. Canal, Floor C1N  225 West Wacker Drive             PPM America Inc.
Chicago, IL  60607       Suite 1200                        225 West Wacker Drive
Tel: (312) 444-5754      Chicago, IL  60606                Suite 1200
Fax: (312) 630-8179      Tel: (312) 634-1205               Chicago, IL  60606
                         Fax: (312) 634-0054               Tel: (312) 634-5809
                                                           Fax: (312) 634-0050

All notices, waivers amendments, consents, financial information and COPIES of all original notes and credit documents should be sent to (Credit Contact):

     PPM America, Inc.
     225 West Wacker Drive, Suite 1200
     Chicago, Illinois  60606-1228
     Attention:  Private Placements-Investment Grade
     Telephone Number:  (312) 634-2509/2561
     Facsimile Number:  (312) 634-0054

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  38-1659835

                                                PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                  NOTES TO BE PURCHASED

THE LINCOLN NATIONAL LIFE INSURANCE                 $4,800,000*
 COMPANY
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements
Facsimile:  (219) 455-5499 Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Bankers Trust Company (ABA #021001033)
     Private Placement Processing
     New York, New York
     Account Number 99-911-145

     FURTHER CREDIT TO: The Lincoln National Life Insurance Company Custodial Account Numbers Listed Below

        *PRINCIPAL       ACCOUNT NAME                   BANK CUSTODY
          AMOUNT                                           NUMBER
         OF NOTES

        $1,600,000       The Lincoln National Life         98185
                         Insurance Company (LFP)
        $2,000,000       The Lincoln National Life         98264
                         Insurance Company (UNM)
        $1,200,000       The Lincoln National Life         98194
                         Insurance Company (IAL)

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments to:

     Bankers Trust Company
     P. O. Box 998
     Bowling Green Station
     New York, New York  10274
     Attention:  Private Placement Unit
     Facsimile:  (615) 385-2493 Crystal Jones, Private Placements

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  35-0472300

                                                     PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                       NOTES TO BE PURCHASED

THE LINCOLN NATIONAL LIFE INSURANCE                     $10,000,000*
 COMPANY
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements
Facsimile:  (219) 455-5499 Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Chase Manhattan Bank
     New York, New York
     ABA #: 021 00 0021
     CHASE NYC/CTR/BNF
     A/C #900-9-000200

     FURTHER CREDIT TO: The Lincoln National Life Insurance Company Custodial Account Numbers Listed Below

      *PRINCIPAL      ACCOUNT NAME                    BANK CUSTODY
        AMOUNT                                          NUMBER
       OF NOTES

      $5,000,000      The Lincoln National Life         G07173
                      Insurance Company (CIDP)
      $5,000,000      The Lincoln National Life         G07174
                      Insurance Company (CIND)

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments to:

     Chase Manhattan Bank, N.A.
     Private Placement Servicing
     P.O. Box 1508
     Bowling Green Station
     New York, New York 10081
     Fax:  (212) 623-6422 Private Placements
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  35-0472300

                                                     PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                       NOTES TO BE PURCHASED

LINCOLN NATIONAL HEALTH & CASUALTY                        $1,600,000
 INSURANCE COMPANY
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements
Facsimile:  (219) 455-5499 Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Chase Manhattan Bank
     New York, New York
     ABA #: 021 00 0021
     CHASE NYC/ CTR / BNF
     A/C #900-9-000200

     FURTHER CREDIT: Lincoln National Health & Casualty Insurance Company Custody Account Number G06323

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

     Chase Manhattan Bank, N.A.
     Private Placement Servicing
     P.O. Box 1508
     Bowling Green Station
     New York, New York 10081
     Fax:  (212) 623-6422 Private Placements

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  35-1495207

                                                   PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                     NOTES TO BE PURCHASED

LINCOLN LIFE & ANNUITY COMPANY                         $1,000,000
 OF NEW YORK
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Bankers Trust Company
     ABA #021001033
     Private Placement Processing
     New York, New York
     Account Number 99-911-145

     for the account of: Lincoln Life & Annuity Company of New York Custody Account Number 98440

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments to:

     Bankers Trust Company
     P. O. Box 998
     Bowling Green Station
     New York, New York  10274
     Attention:  Private Placement Unit
     Facsimile:  (615) 385-2493 Crystal Jones, Private Placements

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  16-1505436

                                                     PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                       NOTES TO BE PURCHASED

LINCOLN NATIONAL REINSURANCE COMPANY                     $1,000,000
 (BARBADOS) LTD.
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Chase Manhattan Bank
     New York, New York
     ABA #: 021 00 0021
     CHASE NYC/ CTR / BNF
     A/C #900-9-000200

     FURTHER CREDIT TO: Lincoln National Reinsurance Company (Barbados) Ltd. Custody Account Number G06492

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

     Chase Manhattan Bank, N.A.
     Private Placement Servicing
     P.O. Box 1508
     Bowling Green Station
     New York, New York 10081
     Fax:  (212) 623-6422 Private Placements

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  35-1716060

                                                     PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                       NOTES TO BE PURCHASED

ALLIED LIFE INSURANCE COMPANY "B"                        $1,000,000
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements
Facsimile:  (219) 455-5499 Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Citibank N.A. (ABA #021-000-089)
     New York, New York
     Concentration A/C:  36112805
     For further credit:  Allied Life Insurance Company "B"
     Custody Account No.:  846591

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notice with respect to payments to:

     Citicorp
     1410 N. Westshore Blvd.
     Tampa, FL  33607
     Attention:  P&I Department; Ramona Jones
     For Account:  846591 Allied Life Insurance Company "B"
     P&I Department Fax:  (813) 207-1701

Name of Nominee in which Notes are to be issued:  GERLACH & CO

TAXPAYER I.D. NUMBER:  42-0921353

                                                            PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                              NOTES TO BE PURCHASED

FIRST PENN-PACIFIC LIFE INSURANCE                                 $1,600,000
 COMPANY
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements
Facsimile:  (219) 455-5499 Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Chase Manhattan Bank (ABA #021000021)
     New York, New York
     A/C 900-9-000200
     Further credit to A/C: G-05996 First Penn-Pacific Life Insurance Company

Notices

All notices and communications, including notices with respect to payments, and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  CUDD & CO

Taxpayer I.D. Number for First Penn-Pacific:  23-2044248

                                                            PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                              NOTES TO BE PURCHASED

SONS OF NORWAY                                                   $500,000
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments/Private Placements
Facsimile:  (219) 455-5499 Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     U.S. Bank Trust National Association
     Minneapolis, MN
     ABA #091 0000 22
     A/C:  180121167365
     BNF:  U.S. Bank Institutional Financial Services
     A/C:  47300020
     OBI:  Attention Sons of Norway 12601910

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notice with respect to payments to:

     U.S. Bank National Association
     180 E. 5th Street
     P.O. Box 64190
     St. Paul, MN  55164-0190
     Attention:  Ms. Nancy Bonanno (612) 224-0642
                 Mail Code:  SPEN0502

Name of Nominee in which Notes are to be issued:  VAR & CO

TAXPAYER I.D. NUMBER:  41-0547795

                                                            PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                              NOTES TO BE PURCHASED

KNIGHTS OF COLUMBUS                                             $10,000,000
One Columbus Plaza
New Haven, Connecticut  06510-3326
Attention:  Investment Department
Telecopier Number: (203) 772-0037

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Bank of New York (ABA #021-000-018)
     One Wall Street
     New York, New York  10286

     for credit to:  Knights of Columbus
     General Account #8900300825

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:

     Knights of Columbus
     P. O. Box 2016
     New Haven, Connecticut  06521-2016
     Attention:  Accounting Department

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-0416470

                                                            PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                              NOTES TO BE PURCHASED

AMERICAN FAMILY LIFE INSURANCE                                  $5,000,000
 COMPANY
6000 American Parkway
Madison, Wisconsin  53783-0001
Attention:  Investment Division - Private Placements
Telecopier Number:  (608) 243-4923

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "H.B. Fuller Company, 6.60% Senior Notes due 2010, PPN 359694 C# 1, principal, interest or premium") to:

     Firstar Bank Milwaukee, N.A.
     Account of Firstar Trust Company
     (ABA #075-000-022)

     for credit to Account Number 112 950 027
     For further credit to Trust Account Number 000018012500 for
     AFLIC-Traditional Portfolio
     Attention:  Accounting Department

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment as well as quarterly and annual financial statements, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  BAND & CO

Taxpayer I.D. Number:  39-6040365

                                                            PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                              NOTES TO BE PURCHASED

LUTHERAN BROTHERHOOD                                             $7,000,000
625 Fourth Avenue South
Minneapolis, Minnesota  55415
Attention:  Investment Division

Payments

All payments of principal, interest and premium on the account of the Notes shall be made by bank wire transfer (in immediately available funds) to:

     Norwest Bank Minnesota, N.A.
     ABA #091000019
     For Credit to Trust Clearing Account #08-40-245
     Attention:  Sarah Corcoran
     For credit to:  Lutheran Brotherhood
     Account Number 12651300

     All payments must include the following information:

     A/C Lutheran Brotherhood
     Account No.:  12561300
     Security Description
     PPN Number
     Reference Purpose of Payment
     Interest and/or Principal Breakdown

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:

     Lutheran Brotherhood
     625 Fourth Avenue South, 10th Floor
     Minneapolis, Minnesota  55415
     Attention:  Investment Accounting/Trading Administrator

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0385700

                           LIENS SECURING FUNDED DEBT
                         (INCLUDING CAPITALIZED LEASES)
                            AS OF FEBRUARY 28, 1998

                                                            PRINCIPAL AMOUNT
                                                            OF INDEBTEDNESS
            OBLIGOR                   SUBJECT OF LIEN           SECURED
    H.B. Fuller, Costa Rica       Machinery and Equipment       $40,771






                                  Schedule II
                              (to Note Agreement)

                              H.B. FULLER COMPANY
                               6.60% Senior Note
                                Due June 2, 2010
                               PPN:  359694 C# 1
No. R-
                                                          ______________, 19____
$

     H.B. Fuller Company, a Minnesota corporation (the "Company"), for value received, hereby promises to pay to or registered assigns,
                        on the second day of June, 2010
                            the principal amount of


                                                          DOLLARS ($           )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.60% per annum from the date hereof until maturity, payable semiannually on the second day of each June and December in each year commencing December 2, 1998, and at maturity. The Company agrees to pay interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after maturity, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in St. Paul, Minnesota in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     This Note is one of the 6.60% Senior Notes due June 2, 2010 (the "Notes") of the Company in the aggregate principal amount of $125,000,000 issued or to be issued under and pursuant to the terms and provisions of separate and several Note Agreements each dated as of June 2, 1998, entered into by the Company with the original purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements, to all the benefits, security and obligations provided for thereby or referred to therein, to which Note Agreements reference is hereby made for the statement thereof.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

                                   EXHIBIT A
                              (to Note Agreement)

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                       H.B. Fuller Company



                                       By
                                          Its

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Purchasers as follows:

       1. Subsidiaries. Annex A attached hereto states the name of each of the Company's Subsidiaries incorporated under the laws of the United States or a jurisdiction thereof ("Domestic Subsidiaries") and Significant Subsidiaries organized under the laws of a jurisdiction outside the United States ("Significant Foreign Subsidiaries"), its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Significant Subsidiaries. The Company, each Domestic Subsidiary and each Significant Foreign Subsidiary has good title to all of the shares it purports to own of the stock of each Domestic Subsidiary and Significant Foreign Subsidiary, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable.

       2. Corporate Organization and Authority. The Company and each Significant Subsidiary,

            (a) is a corporation duly organized, validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of incorporation;

            (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, except to the extent the failure to have such power and authority and such licenses or permits would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and

            (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, other than those jurisdictions as to which the failure to have such license or be so qualified would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

       3. Business and Property. The Private Placement Memorandum dated May, 1998 (the "Memorandum") prepared by Chase Securities, Inc. and J.P. Morgan Securities, Inc. generally sets forth the business conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

       4. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of November 30 in each of the years 1993 to 1997, both inclusive, and the statements of earnings, shareholders' equity and changes in financial position or cash flows for the fiscal years ended on said dates accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Price Waterhouse, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the

                                   EXHIBIT B
                              (to Note Agreement)

Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as of February 28, 1998, and the unaudited statements of income and retained earnings and cash flows for the three-month period ended on said date prepared by the Company have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries as of said date and the results of their operations and changes in their financial position or cash flows for such period.

       (b) Since November 29, 1997, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse to the Company and its Subsidiaries taken as a whole.

       5. Indebtedness. Annex B attached hereto correctly describes all Current Debt, Funded Debt and Capitalized Leases of the Company and its Significant Subsidiaries outstanding on February 28, 1998.

       6. Full Disclosure. Neither the financial statements referred to in paragraph 4 nor the Agreements, the Memorandum or any other written statement identified in Annex C hereto and furnished by the Company to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which has a Material Adverse Effect nor, so far as the Company can now foresee, could reasonably be expected to have a Material Adverse Effect.

       7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company threatened, against or affecting the Company, any Domestic Subsidiary or any Significant Foreign Subsidiary in any court or before any governmental authority or arbitration board or tribunal which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Neither the Company, any Domestic Subsidiary nor, to the best of the Company's knowledge, any Significant Foreign Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

       8. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in paragraph 4 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of liens prohibited by the Agreements, except for those defects in title and liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

       9. Licenses, Permits, etc. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

       10. Sale is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreements and the Notes--

            (a) are within the corporate powers of the Company;

            (b) have been duly authorized by proper corporate action on the part of the Company (no action by the shareholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreements and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms; and

            (c) will not violate any provisions of any law or any order of any court or governmental authority or agency applicable to the Company and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it is bound or result in the imposition of any liens or encumbrances on any property of the Company.

       11. No Defaults. No Default or Event of Default as defined in the Agreements has occurred and is continuing. Neither the Company nor any Significant Subsidiary is in default in the payment of principal or interest on any Indebtedness for borrowed money and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

       12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements or the Notes or compliance by the Company with any of the provisions of the Agreements or the Notes.

       13. Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended November 30, 1991.

       14. Use of Proceeds. The net proceeds from the sale of the Notes will be used to refinance existing Indebtedness and for other general corporate purposes. None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing, the proceeds of which were used to purchase any "margin stock" within the meaning of the Exchange Act. Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets.

       15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than you and not more than 50 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

       16. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or liens as would not be individually or in the aggregate Material.

       (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

       (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

       (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is Material, as described in the Form 10-K of the Company for the fiscal year ending November 29, 1997.

       (e) The execution and delivery of the Agreements and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this paragraph (e) is made in reliance upon and subject to the accuracy of your representation in
Section 3.2(b) of the Agreements.

       17. Compliance with Law. Neither the Company nor any Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

       18. Compliance with Environmental Laws. None of the Company or any Domestic Subsidiary or any Significant Foreign Subsidiary is in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, which violation or violations, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, affairs, financial condition or properties of the Company and its Subsidiaries, taken as a whole. The Company does not know of any liability or class of liabilities of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.), which liability or class of liabilities, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, affairs, financial condition or properties of the Company and its Subsidiaries, taken as a whole.

                     DOMESTIC SUBSIDIARIES AND SIGNIFICANT
                      FOREIGN SUBSIDIARIES OF THE COMPANY

1.   DOMESTIC SUBSIDIARIES:

                                                                              PERCENTAGE OF VOTING
                                                                             STOCK OWNED BY COMPANY
                                     JURISDICTION OF                        AND EACH OTHER DOMESTIC
NAME OF SUBSIDIARY                   INCORPORATION                         OR SIGNIFICANT SUBSIDIARY
ChemEquity, Inc.                     U.S. (Minnesota)                                100.0%
F.A.I. Trading Company               U.S. (Delaware)                                 100.0%
Fiber-Resin Corp.                    U.S. (Minnesota)                                100.0%
Foster Products Corporation          U.S. (Minnesota)                                100.0%
H.B. Fuller Automotive Company       U.S. (Kansas)                                   100.0%
H.B. Fuller Company Puerto Rico      U.S. (Delaware)                                 100.0%
H.B. Fuller International, Inc.      U.S. (Delaware)                                 100.0%
H.B. Fuller Licensing & Financing,   U.S. (Delaware)                                 100.0%
 Inc.
TEC Incorporated                     U.S. (Minnesota)                                100.0%
Linear Products, Inc.                U.S. (Washington)                               100.0%
EFTEC North America, LLC             U.S. (Michigan)                                  70%

2.   SIGNIFICANT FOREIGN SUBSIDIARIES:

                                                                           PERCENTAGE OF VOTING STOCK
                                     JURISDICTION OF                       OWNED BY COMPANY AND EACH
NAME OF SUBSIDIARY                   INCORPORATION                        OTHER SIGNIFICANT SUBSIDIARY
Kativo Chemical Industries, S.A.     Panama                                          99.70%


                                    ANNEX A
                      (to Representations and Warranties)

                   DESCRIPTION OF DEBT AND CAPITALIZED LEASES

1. Current Debt of the Company and its Significant Subsidiaries outstanding on February 28, 1998 is as follows:

               Kativo Chemical Industries, S.A.     $13,380,521
               H.B. Fuller Co.                      $30,306,395



2. Funded Debt of the Company and its Significant Subsidiaries outstanding on February 28, 1998 is as follows:

               H.B. Fuller Co.                     $207,349,680
               Kativo Chemical Industries, S.A.    $  5,978,679



3. Capitalized Leases of the Company and its Significant Subsidiaries outstanding on February 28, 1998 are as follows:
               None



                                    ANNEX B
                      (to Representations and Warranties)

                              DISCLOSURE SCHEDULE
                                      None








                                    ANNEX C
                      (to Representations and Warranties)

               DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINIONS

     The respective closing opinions of Chapman and Cutler, special counsel to the Purchasers, called for by SECTION 4.2 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers on the Closing Date and shall be to the effect that:

            (1) The Company is a corporation, validly existing and in good standing under the laws of the State of Minnesota, has corporate power and corporate authority to execute and deliver the Agreements and to issue the Notes.

            (2) The Note Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            (3) The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            (4) The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements do not, under existing law, require the registration of the Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinions of Chapman and Cutler shall also state that the opinions of Richard C. Baker, Vice President and General Counsel to the Company, are satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Minnesota, the By-laws of the Company and the general business corporation law of the State of Minnesota. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the general business corporation law of the State of Minnesota and the Federal laws of the United States.

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.



                                   Exhibit C
                              (to Note Agreement)

         DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE COMPANY TO BE
                          DELIVERED ON THE CLOSING DATE

     The closing opinion of Richard C. Baker, Vice President and General Counsel to the Company to be delivered on the Closing Date, which is called for by
SECTION 4.2 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, and shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

            (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and the corporate authority to execute and perform the Note Agreements and to issue the Notes and has the corporate power and the corporate authority to conduct the activities in which it is now engaged, and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except such jurisdictions as to which the failure to be so licensed or qualified would not have a Material Adverse Effect.

            (2) Each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the character of the properties owned or leased by it makes such licensing or qualification necessary except such jurisdictions as to which the failure to be so licensed or qualified would not have a Material Adverse Effect.

            (3) The Company and each Significant Subsidiary has marketable title to the capital stock of each Significant Subsidiary it purports to own and all such shares have been duly issued and are fully paid and non-assessable.

            (4) The Note Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            (5) The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            (6) The issuance and sale of the Notes being delivered on the date hereof and the execution, delivery and performance by the Company of the Note Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or

                                   Exhibit D
                              (to Note Agreement)
     encumbrance upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

            (7) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution and delivery of the Note Agreements or the Notes.

            (8) (a) There are, to the knowledge of such counsel, no actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Company or a Subsidiary) pending or threatened against or affecting the Company or any Subsidiary, or the business or properties of the Company or any Subsidiary, in any court or before or by any governmental department, commission, board, agency or instrumentality, domestic or foreign, or any arbitrator, which could reasonably be expected to result in any Material Adverse Effect; and (b) neither the Company nor any Subsidiary is, to the knowledge of such counsel, in default with respect to any order, writ, injunction or decree of any court or arbitrator, or any order or demand of any governmental agency.

            (9) The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements do not under existing law require the registration of the Notes under the Securities Act or the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

     Such opinion of Richard C. Baker, Vice President and General Counsel of the Company, shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. Such opinion of such counsel may be limited to the laws of the State of Minnesota and the Federal laws of the United States.

                                      D-2